UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) December 31, 2004
                                                         -----------------

                         NATIONAL PENN BANCSHARES, INC.
              -----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                  Pennsylvania
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                 (State or Other Jurisdiction of Incorporation)

                 000-22537-01                   23-2215075
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          (Commission File Number) (I.R.S. Employer Identification No.)

              Philadelphia and Reading Avenues, Boyertown, PA 19512
              -----------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                  610-367-6001
              -----------------------------------------------------
               Registrant's Telephone Number, Including Area Code

                                       N/A
       -----------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     --- Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     --- Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     --- Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     --- Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01  Other Events.
------------------------

         As the financial services industry continues to undergo consolidation, National Penn Bancshares, Inc. believes that it has become increasingly common for companies to provide their senior officers with "change-in-control" protections in order to avoid potential distractions arising from potential or actual "take-over" situations.

         Accordingly, as previously reported, National Penn and its principal subsidiary, National Penn Bank, are currently parties to employment agreements with its two most senior officers, Wayne R. Weidner, Chairman and CEO, and Glenn
E. Moyer, President, each of which agreements contains a "change-in-control" agreement. Messrs. Weidner and Moyer, together with seven other senior officers comprise the National Penn Executive Council. These seven other officers are currently parties to change-in-control agreements with National Penn and National Penn Bank. The nine members of the Executive Council are considered to be National Penn's "executive officers" (as defined by Securities and Exchange Commission Rule 3b-7) and are described in Item 4A of National Penn's Annual Report on Form 10-K for 2003. The agreements with these nine persons are included in National Penn's Annual Report on Form 10-K for 2003 as Exhibits
10.32 through 10.49. Also as required by SEC rules, the agreements with Messrs. Weidner and Moyer and the three other most highly compensated executive officers are described in National Penn's proxy statement for its 2004 annual meeting of shareholders, which description was incorporated by reference in the Annual Report on Form 10-K for 2003 at Item 11.

         During December 2004, National Penn and National Penn Bank entered into agreements with 17 other persons providing them with "change-in-control" benefits. These 17 persons are not "executive officers" (as defined by SEC Rule 3b-7). Together with nine other officers (who are also not "executive officers" as defined by Rule 3b-7) and the Executive Council, these persons comprise the National Penn Leadership Group (35 persons in total). The nine other persons currently are parties to either employment agreements with change-in-control provisions or change-in-control agreements, which were entered into in negotiated situations such as a merger or acquisition or as an inducement to acceptance of employment. In addition, there are five other persons (who also are not "executive officers" as defined by Rule 3b-7) who are parties to either employment agreements with change-in-control provisions or change-in-control agreements.

         The 17 additional agreements with "change-in-control" provisions were entered into to eliminate an unintended disparity in the treatment of these 17 persons. These 17 agreements were not entered into in response to, or in anticipation of, any actions that might result in a "change-in-control". National Penn may enter into additional agreements of this nature in the future as it deems appropriate under the circumstances, which will be


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disclosed  publicly if required by applicable  disclosure  rules or if otherwise deemed appropriate by National Penn.

         The benefits provided by these 17 new agreements become payable if two events occur. First, there must be a "change-in-control" of National Penn or National Penn Bank (as defined in the Agreements). Second, the person's employment must be terminated without cause or the person must resign after an adverse change in the terms of his or her employment. Adverse changes include reduction in title or responsibilities, reduction in compensation or benefits (except for a reduction for all employees generally), reassignment beyond a thirty-mile commute by automobile from Boyertown, Pennsylvania or increased travel requirements. If these two events occur, a person will be entitled to receive a lump-sum cash severance payment within fifteen days after resignation or involuntary termination of employment. Depending on the person's position within the National Penn organization, the payments will be either 100 percent or 150 percent of the person's base salary (before reduction for any contributions to a tax-qualified plan under Section 401(k) of the Internal Revenue Code) in effect immediately prior to the change-in-control. Outplacement services are available as an additional benefit. Like all the other agreements with change-in-control provisions, the benefits provided by these 17 new agreements are intended to be the sole severance benefits provided for these persons if a "change-in-control" occurs.

         The form of agreement used in these new "change-in-control" agreements is filed in this Report as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.
---------------------------------------------

(c) Exhibits.

         99.1 - Form of Executive Agreement among National Penn Bancshares, Inc., National Penn Bank and various persons.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         NATIONAL PENN BANCSHARES, INC.


                             By /s/Wayne R. Weidner
                             -----------------------
                             Name: Wayne R. Weidner
                             Title: Chairman and CEO


Dated:  December 31, 2004


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                                  EXHIBIT INDEX
                                  -------------


Exhibit Number                    Description
--------------                    -----------

    99.1 Form of Executive Agreement among National Penn Bancshares, Inc., National Penn Bank and various persons.